FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

Adjusted EPS up 8.5% to $1.28
Affirms 2015 financial guidance range

MELVILLE, N.Y., May 4, 2015 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the quarter ended March 28, 2015.
Net sales for the first quarter of 2015 were $2.5 billion, an increase of 1.4% compared with the first quarter of 2014.  This consisted of 7.4% growth in local currencies and a 6.0% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.8% and acquisition growth was 2.6% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the first quarter of 2015 was $103.4 million, or $1.22 per diluted share.  Excluding restructuring costs of $6.9 million pretax or $0.06 per diluted share, net income attributable to Henry Schein, Inc. for the first quarter of 2015 was $108.4 million or $1.28 per diluted share, an increase of 6.2% and 8.5%, respectively, compared with the first quarter of 2014 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“Our first quarter financial results were solid, with strong internal growth in local currencies as we continued to gain market share in each of our four business groups.  Total sales growth was negatively impacted by the strengthening of the U.S. dollar, particularly against the euro,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “The global markets we serve continued to be healthy during the quarter, despite some challenges in our International Dental business.  We are pleased to be affirming our guidance range for 2015 adjusted diluted EPS.”
Dental sales of $1.3 billion declined 3.6%, consisting of 3.3% growth in local currencies and a 6.9% decline related to foreign currency exchange.  However, in local currencies internally generated sales increased 2.7% and acquisition growth was 0.6%.  The 2.7% internal growth in local currencies included 4.4% growth in North America and 0.2% growth internationally.

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“North America consumable merchandise sales growth of 4.4% in local currencies indicates continued strong patient traffic to dental offices, while equipment sales and service revenue returned to growth during the quarter, up 4.5%,” commented Mr. Bergman.  “International dental results included a decline in consumable merchandise sales in local currencies due to some softness in Australia, the United Kingdom and Germany.  International equipment internal sales and service revenue in local currencies grew 5.4%, and we look forward to the positive impact of the biennial International Dental Show, which was held in Cologne, Germany in March.”
Animal Health sales of $684.3 million increased 4.6%, consisting of 12.4% growth in local currencies and a 7.8% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 4.5% and acquisition growth was 7.9%.  The 4.5% internal growth in local currencies included 1.3% growth in North America and 7.4% growth internationally.
“Once again our Animal Health group posted double-digit growth in local currencies in both North America and internationally,” commented Mr. Bergman.  “Just after the close of the quarter we completed our acquisition of scil animal care.  In addition to fortifying our animal health equipment capabilities in North America and Europe, the scil animal care professionals will be expanding our diagnostics product category and working to gain market share for our animal health diagnostics partners.”
Medical sales of $443.5 million increased 11.6%, consisting of 12.5% growth in local currencies and a 0.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 11.6% and acquisition growth was 0.9%.
“Excellent Medical sales growth reflects continued progress with large group practices and integrated delivery networks, as well as a full quarter of agency sales under our strategic agreement with Cardinal Health,” remarked Mr. Bergman.  “Our collaboration with Cardinal Health is proceeding well, and we expect to have the integration substantially completed during the second quarter.”
Technology and Value-Added Services sales of $85.7 million increased 5.4%, including 8.0% growth in local currencies and a 2.6% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 7.9% and acquisition growth was 0.1%.
“Our International Technology and Value-Added Services group posted double-digit internal sales growth in local currencies, as has been the case every quarter for more than two years.  The advanced-technology products and services sold by this group, of course, also provide a platform for further enhancement of sales opportunities to customers across all of our businesses,” commented Mr. Bergman.

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Stock Repurchase Plan
The Company announced that it repurchased approximately 542,000 shares of its common stock during the first quarter at an average price of $139.67 per share, or approximately $75.7 million.  The impact of the repurchase of shares on first quarter diluted EPS was immaterial.  At the close of the first quarter, Henry Schein had approximately $224 million authorized for future repurchases of its common stock.

2015 EPS Guidance
Henry Schein today affirms 2015 financial guidance, as follows:

•	For 2015 the Company expects adjusted diluted EPS attributable to Henry Schein, Inc. to be $5.90 to $6.00, which represents growth of 8% to 10% compared with 2014.
•
This 2015 guidance excludes restructuring costs of approximately $0.29 to $0.33 per diluted share related to a previously announced corporate initiative to rationalize the Company’s operations and provide significant expense efficiencies.

•
Guidance for 2015 adjusted diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

First Quarter Conference Call Webcast
The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® Indices, Henry Schein employs approximately 18,000 Team Schein Members and serves more than one million customers.

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The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 100,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 29 countries.  The Company's sales reached a record $10.4 billion in 2014, and have grown at a compound annual rate of approximately 16 percent since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein website at www.henryschein.com.

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Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 28,	March 29,
	2015	2014

Net sales	$2,463,646	$2,430,159
Cost of sales	1,750,251	1,733,446
Gross profit	713,395	696,713
Operating expenses:
Selling, general and administrative	545,166	539,445
Restructuring costs	6,862	-
Operating income	161,367	157,268
Other income (expense):
Interest income	3,455	3,455
Interest expense	(6,263)	(5,258)
Other, net	120	3,580
Income before taxes and equity in earnings of affiliates	158,679	159,045
Income taxes	(49,127)	(49,623)
Equity in earnings of affiliates	2,028	706
Net income	111,580	110,128
Less: Net income attributable to noncontrolling interests	(8,133)	(8,029)
Net income attributable to Henry Schein, Inc.	$103,447	$102,099

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.24	$1.20
Diluted	$1.22	$1.18

Weighted-average common shares outstanding:
Basic	83,230	84,808
Diluted	84,715	86,518

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 28,	December 27,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,202	$89,474
Accounts receivable, net of reserves of $74,051 and $80,671	1,099,273	1,127,517
Inventories, net	1,297,825	1,327,796
Deferred income taxes	52,619	56,591
Prepaid expenses and other	293,335	311,788
Total current assets	2,802,254	2,913,166
Property and equipment, net	292,044	311,496
Goodwill	1,855,714	1,884,123
Other intangibles, net	601,472	643,736
Investments and other	387,780	386,286
Total assets	$5,939,264	$6,138,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$716,975	$860,996
Bank credit lines	163,067	182,899
Current maturities of long-term debt	14,586	5,815
Accrued expenses:
Payroll and related	181,584	237,511
Taxes	152,310	151,162
Other	318,317	341,728
Total current liabilities	1,546,839	1,780,111
Long-term debt	653,718	542,776
Deferred income taxes	248,445	253,118
Other liabilities	181,246	181,830
Total liabilities	2,630,248	2,757,835

Redeemable noncontrolling interests	573,137	564,527
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
83,870,731 outstanding on March 28, 2015 and
84,008,537 outstanding on December 27, 2014	839	840
Additional paid-in capital	244,748	265,363
Retained earnings	2,689,620	2,642,523
Accumulated other comprehensive loss	(201,867)	(95,132)
Total Henry Schein, Inc. stockholders' equity	2,733,340	2,813,594
Noncontrolling interests	2,539	2,851
Total stockholders' equity	2,735,879	2,816,445
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,939,264	$6,138,807

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 28,	March 29,
	2015	2014

Cash flows from operating activities:
Net income	$111,580	$110,128
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	37,149	36,136
Stock-based compensation expense	8,499	8,963
Provision for losses on trade and other accounts receivable	1,251	1,323
Provision for deferred income taxes	17,226	15,744
Equity in earnings of affiliates	(2,028)	(706)
Distributions from equity affiliates	2,335	1,972
Changes in unrecognized tax benefits	1,268	2,455
Other	3,680	(482)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9,861)	(29,602)
Inventories	(11,906)	41,559
Other current assets	(3,659)	(23,446)
Accounts payable and accrued expenses	(182,188)	(219,293)
Net cash used in operating activities	(26,654)	(55,249)

Cash flows from investing activities:
Purchases of fixed assets	(15,493)	(18,484)
Payments for equity investments and business
acquisitions, net of cash acquired	(13,637)	(144,679)
Other	(1,185)	(3,931)
Net cash used in investing activities	(30,315)	(167,094)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(19,886)	114,768
Proceeds from issuance of debt	125,000	190,387
Principal payments for long-term debt	(736)	(396)
Proceeds from issuance of stock upon exercise of stock options	7,577	16,450
Payments for repurchases of common stock	(75,707)	(75,306)
Excess tax benefits related to stock-based compensation	2,844	3,350
Distributions to noncontrolling shareholders	(3,113)	(3,763)
Acquisitions of noncontrolling interests in subsidiaries	(205)	(83,793)
Net cash provided by financing activities	35,774	161,697

Effect of exchange rate changes on cash and cash equivalents	(9,077)	1,145
Net change in cash and cash equivalents	(30,272)	(59,501)
Cash and cash equivalents, beginning of period	89,474	188,616
Cash and cash equivalents, end of period	$59,202	$129,115

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales
Henry Schein, Inc.
2015 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2015 over Q1 2014
Global	Q1 2015	Q1 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,250,073	$1,296,928	-3.6%	-6.9%	3.3%	0.6%	2.7%

Animal Health	684,324	654,488	4.6%	-7.8%	12.4%	7.9%	4.5%

Medical	443,533	397,414	11.6%	-0.9%	12.5%	0.9%	11.6%

Total Health Care Distribution	2,377,930	2,348,830	1.2%	-6.2%	7.4%	2.7%	4.7%

Technology and value-added services	85,716	81,329	5.4%	-2.6%	8.0%	0.1%	7.9%

Total Global	$2,463,646	$2,430,159	1.4%	-6.0%	7.4%	2.6%	4.8%

North America	Q1 2015	Q1 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$795,592	$769,596	3.4%	-1.0%	4.4%	0.0%	4.4%

Animal Health	338,349	305,649	10.7%	0.0%	10.7%	9.4%	1.3%

Medical	424,644	375,118	13.2%	0.0%	13.2%	1.0%	12.2%

Total Health Care Distribution	1,558,585	1,450,363	7.5%	-0.5%	8.0%	2.2%	5.8%

Technology and value-added services	70,665	66,884	5.7%	-0.3%	6.0%	0.1%	5.9%

Total North America	$1,629,250	$1,517,247	7.4%	-0.5%	7.9%	2.1%	5.8%

International	Q1 2015	Q1 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$454,481	$527,332	-13.8%	-15.5%	1.7%	1.5%	0.2%

Animal Health	345,975	348,839	-0.8%	-14.6%	13.8%	6.4%	7.4%

Medical	18,889	22,296	-15.3%	-16.8%	1.5%	0.0%	1.5%

Total Health Care Distribution	819,345	898,467	-8.8%	-15.2%	6.4%	3.4%	3.0%

Technology and value-added services	15,051	14,445	4.2%	-13.2%	17.4%	0.1%	17.3%

Total International	$834,396	$912,912	-8.6%	-15.2%	6.6%	3.4%	3.2%

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Exhibit B

Henry Schein, Inc.
2015 First Quarter
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter
			%
	2015	2014	Growth
Net Income attributable to Henry Schein, Inc.	$103,447	$102,099	1.3%
Diluted EPS attributable to Henry Schein, Inc.	$1.22	$1.18	3.4%

Non-GAAP Adjustments (after-tax)
Restructuring costs (1)	$5,002	$-
Total non-GAAP adjustments to Net Income attributable to
Henry Schein, Inc.	$5,002	$-
Total non-GAAP adjustments to diluted EPS attributable to
Henry Schein, Inc.	$0.06	$-

Non-GAAP Net Income attributable to Henry Schein, Inc.	$108,449	$102,099	6.2%
Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.28	$1.18	8.5%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.

(1)	Represents $6,862 of restructuring costs, net of $1,860 tax benefit, resulting in an after-tax effect of $5,002.

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